CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated September 23, 2010, relating to the financial statements and financial highlights which appear in the July 31, 2010 Annual Report to Shareholders of Invesco Commodities Strategy Fund, one of the funds constituting AIM Investment Funds (Invesco Investment Funds), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights,” “Persons to Whom Invesco Provides Non-Public Portfolio Holdings on an Ongoing Basis” and “Other Service Providers” in such Registration Statement.
PricewaterhouseCoopers LLP
Houston, Texas
November 4, 2010

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated September 17, 2010, relating to the financial statements and financial highlights which appear in the July 31, 2010 Annual Report to Shareholders of Invesco Health Sciences Fund, one of the funds constituting AIM Investment Funds (Invesco Investment Funds), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights,” “Persons to Whom Invesco Provides Non-Public Portfolio Holdings on an Ongoing Basis” and “Other Service Providers” in such Registration Statement.
PricewaterhouseCoopers LLP
Houston, Texas
November 4, 2010